UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

BRAIN SCIENTIFIC INC.

(Exact name of registrant as specified in its charter)

Nevada	333-209325	81-0876714
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6700 Professional Parkway

Lakewood Ranch, Florida 34240

(Address of principal executive offices)

(917) 388-1578

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

On June 13, 2022, Brain Scientific Inc. (the “Company”), consummated the first closing (the “Closing”) of a private placement offering (the “Offering”) whereby the Company entered into a Securities Purchase Agreement, dated as of June 13, 2022 (the “SPA”) with thirteen (13) accredited investor (the “Holders”), pursuant to which the Holders purchased from the Company, for an aggregate purchase price of $5,110,000 (the “Purchase Price”) (i) 10% Original Issue Discount Senior Secured Convertible Debentures in the principal amount of $5,659,500(the “Debentures”); and (ii) 18,896,495 warrants (the “Warrants”) to purchase shares of common stock of the Company, par value $0.001 per share (the “Common Stock”).

The Debentures are due, subject to the terms therein, 12 months from their date of issuance unless extended pursuant to the terms thereunder (the “Maturity Date”).

The Warrants shall be exercisable at any time on or after the earlier of (i) the Maturity Date; or (ii) the closing of a registered offering of the Company’s securities for aggregate gross proceeds to the Company of at least $5,000,000, resulting in the listing for trading of the Common Stock on the NYSE American or The Nasdaq Capital Market (the “Qualified Offering”), and on or prior to on or prior to 5:00 p.m. (New York City time) on December 13, 2028 (if no Qualified Offering has been consummated occurred on or prior to the Maturity Date of the Debentures) or the date that is five years and six months following the closing of the Qualified Offering.

The Debentures contain mandatory and voluntary conversion features as follows:

(a) Mandatory Conversion.

In the event a Qualified Offering is consummated prior to the Maturity Date of the Debentures, the Debentures automatically convert into shares of Common Stock, immediately upon the occurrence of a Qualified Offering (the “Mandatory Conversion”). The exercise price per share of Common Stock pursuant to the Warrant shall mean, in the case of a Mandatory Conversion, the price of the Common Stock (or unit, if units are offered in the Qualified Offering) in the Qualified Offering.

(b) Voluntary Conversion.

The Holders of the Debentures have the right (subject to the conversion limitations set forth therein) from time following the Maturity Date and prior to a Mandatory Conversion to convert all or any part of the outstanding and unpaid principal and interest then due under the Debentures into fully paid and non-assessable shares of Common Stock (the “Voluntary Conversion”). The exercise price per share of Common Stock pursuant to the Warrant shall mean, in the case of a Voluntary Conversion, the lower of (i) $0.25 per share or (ii) 75% of the average of the VWAP of the Company’s Common Stock during the ten (10) Trading Day period immediately prior to the Maturity Date.

In connection with the Offering, each of Piezo Motion Corp., a Delaware corporation (“Piezo”) and Memory MD, Inc., a Delaware corporation (“Memory”, and together with Piezo, the “Company Subsidiaries”) agreed to execute, in favor of the Holders, a guarantee (the “Guarantee”) to jointly and severally, unconditionally and irrevocably, guarantee to the Holders the prompt and complete payment and performance when due of the Company’s obligations pursuant to the SPA.

In connection with the Offering, the Company entered into a security agreement (the ”Security Agreement”) by and among the Company, each of the Holders and the Company Subsidiaries, whereby the Company agreed to grant each of the Holders a security interest in all of the assets of the Company, to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Debentures and the Company Subsidiaries’ obligations under the Guarantee.

Additionally, in connection with the Offering, holders of certain existing convertible notes of the Company (the “Existing Convertible Notes”) agreed pursuant to an agreement with the Company to convert the Existing Convertible Notes into an aggregate of approximately 54,536,573, shares of the Company’s common stock based on a conversion price of $0.25 per share, including principal and interest. To incentivize the existing noteholders to convert, the Company increased the principal amount of the Existing Convertible Notes by $1,175,741 resulting in the approximate aggregate principal amount of $12,933,155 being converted into equity, plus interest. In connection with their original investment, these holders will also be entitled to warrants (the “Original Warrants”) based on 50% coverage of their original investment amount. These Original Warrants will have a term of four years after issuance and an exercise price of $0.25 per share. The holders also agreed to waive and forgo the rights to the registration of the securities underlying the Existing Convertible Notes and Original Warrants.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of SPA, the Debenture, the Warrant, the Guarantee and the Security Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the SPA, Debenture, the Warrant, the Guarantee and the Security Agreement, the forms of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Debentures and Warrants were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since the investor agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 8.01 Other Events.

On June 15, 2022, the Company issued a press release announcing the closing of the Offering. A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form Securities Purchase Agreement
10.2	Form Debenture
10.3	Form Common Stock Purchase Warrant
10.4	Form Guarantee
10.5	Form Security Agreement
99.1	Press Release dated June 15, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAIN SCIENTIFIC INC.

Dated: June 15, 2022	By:	/s/ Hassan Kotob
Hassan Kotob
Chief Executive Officer

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